Exhibit 10.13

Loan Statement

Principle amount: 127,976,000 JPY

Loan period: 2021/1/29~ 2021/8/31

Loan rate: 1.2%

Agreement

Address: 2-5-9, Kotobashi, Sumidaku, Tokyo, 1300022, Japan

The Company: Yoshitsu Co., Ltd

Name: /s/ Mei Kanayama

(1) The Bill No.	6
(2) Due date	2021/8/31
(3) Repayment condition	Lump sum-payment
(4) Interest rate	1.20% per year
(5) Interest Payment	The first interest payment is at the loan start date, with prepayment for the previous month on the last day of every month.
(6) Penalty interest	18% per year (daily calculation of 365 days per year)